As filed with the Securities and Exchange Commission on March 1, 2005

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Dawson Geophysical Company

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1382 (Primary Standard Industrial Classification Code Number)	75-0970548 (I.R.S. Employer Identification No.)

508 West Wall, Suite 800
Midland, Texas 79701
(432) 684-3000
(Address, including zip code, and telephone number,
including area code, of registrants’ principal executive offices)

L. Decker Dawson
Chief Executive Officer
Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701
(432) 684-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Neel Lemon Sarah Rechter Baker Botts L.L.P. 2001 Ross Avenue, Suite 700 Dallas, Texas 75201-2980 Telephone: (214) 953-6500 Facsimile: (214) 953-6503	Thomas P. Mason Vinson & Elkins L.L.P. 2300 First City Tower 1001 Fannin Street Houston, Texas 77002 Telephone: (713) 758-2222 Facsimile: (713) 758-2346

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-121236

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.33 1/3 par value per share	309,500 shares	$7,582,750	$893

(1)	Includes 9,500 shares issuable upon exercise of the Underwriters’ over-allotment option. Does not include an aggregate of 1,725,000 shares of common stock registered by Dawson Geophysical Company on its registration statement on Form S-3 (Registration No. 333-121236) for the same offering.

(2)	In accordance with Rule 462(b) under the Securities Act of 1993, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the proposed maximum aggregate offering price ($37,924,125) of the 1,725,000 shares of common stock eligible to be sold under the registrant’s Registration Statement on Form S-3 (File No. 333-121236) is registered hereby.

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus also relates to the securities registered pursuant to the prior registration statement on Form S-3 (File No. 333-121236).

     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

Explanatory Note and
Incorporation by Reference of Registration Statement on Form S-3 Registration No. 333-121236

     This Registration Statement on Form S-3 of Dawson Geophysical Company (the “Company”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV to Form S-3. The Company hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-121236), relating to the offering of 1,725,000 shares of common stock, which was declared effective on February 28, 2005 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein. This Registration Statement is filed solely for the purpose of registering an additional 309,500 shares of the Company’s common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on March 1, 2005.

DAWSON GEOPHYSICAL COMPANY.
By:	/s/ L. Decker Dawson
	Name:	L. Decker Dawson
	Title:	Chairman of the Board of Directors and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ L. Decker Dawson	Chairman of the Board and Chief Executive Officer	March 1, 2005
(Principal Executive Officer)
L. Decker Dawson

/s/ Stephen C. Jumper	President, Chief Operating Officer and Director	March 1, 2005
Stephen C. Jumper

*	Director	March 1, 2005

Paul H. Brown

*	Director	March 1, 2005

Gary M. Hoover

*	Director	March 1, 2005

Tim C. Thompson

/s/ Christina W. Hagan	Executive Vice President, Secretary, Treasurer and	March 1, 2005
Chief Financial Officer (Principal Financial and
Accounting Officer)
Christina W. Hagan

*By: /s/ Stephen C. Jumper
     Stephen C. Jumper
     Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1*	Opinion of Baker Botts L.L.P.
23.1*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, an independent registered accounting firm.
24.1	Power of Attorney (incorporated by reference from the Company’s Registration Statement on Form S-3 filed with the Commission on December 14, 2004, as amended (File No. 333-121236)).

* Filed herewith.

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